Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A2 of our report dated August 11, 2023 (except for the effects on the financial statements of the restatement described in Note 1, as to which the date is February 1, 2024), relating to the financial statements of Ealixir, Inc. for the years ended December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

February 1, 2024